SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


         Date of Earliest Event Reported: April 15, 2002


                    NEW ENGLAND POWER COMPANY

        (exact name of registrant as specified in charter)


Massachusetts              1-6564               04-1663070
(state or other         (Commission         (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)




        25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                          (508) 389-2000

(Registrant's telephone number, including area code)




Item 5.  Other Events
---------------------

	On April 15, 2002, eight of the 11 joint owners of the Seabrook Nuclear Power Station (Seabrook) announced that they reached an agreement to sell an 88.2% interest in Seabrook to FPL Energy Seabrook LLC (FPL Seabrook), a subsidiary of FPL Group, for $836.6 million.

	New England Power Company (the Company), a subsidiary of National Grid USA, has a 9.96% ownership interest in Seabrook. The Company's portion of the gross sales proceeds would be approximately $93.5 million. Pursuant to the terms of the Company's restructuring settlements, 98% of the Company's proceeds, net of expenses related to the sale and post-1995 capital additions, will be returned to National Grid customers in Massachusetts, Rhode Island, and New Hampshire. FPL Seabrook will assume responsibility for ultimate decommissioning of Seabrook and will receive the Seabrook decommissioning funds, including a top-off payment by the Company and other sellers.

	Pursuant to pre-existing agreements with the non-selling owners of Seabrook (Massachusetts Municipal Wholesale Electric Company, the Taunton Municipal Lighting Plant, and the Hudson Light and Power Department (the Municipals)), the Company will first offer its interest in Seabrook to the Municipals on equivalent terms offered by FPL Seabrook. The Municipals will then have two months to notify the Company if they will purchase the Company's interest in Seabrook.

	Approvals for the transaction are needed from federal and state regulatory agencies, including public utility commissions in the sellers' states as well as the Nuclear Regulatory Commission, the New Hampshire Nuclear Decommissioning Financing Committee, the Federal Energy Regulatory Commission, and the Department of Justice or the Federal Trade Commission. The sale is expected to be completed by the end of 2002.



	The Agreement with FPL Seabrook for the sale of Seabrook is filed herewith as Exhibit 99(a) and is incorporated herein by reference. The description of the Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Sale Agreement.

	The press release issued by FPL Group and Seabrook in connection with the sale announcement is filed herewith as
Exhibit 99(b) and incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits
-----------------------------------------------------------------

	Exhibit 99(a) Purchase and Sale Agreement for the Seabrook
Nuclear Power Station.

	Exhibit 99(b) Press Release of the Seabrook Joint Owners issued April 15, 2002.





	SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              NEW ENGLAND POWER COMPANY



                              By s/ Terry L. Schwennesen
                                 Terry L. Schwennesen
                                 Vice President


Date:   April 20, 2002






EXHIBIT INDEX

EXHIBIT      DESCRIPTION                            PAGE

99(a)       Purchase and Sale Agreement            Filed herewith
            for the Seabrook Nuclear Power
            Station.

99(b)       Press Release of the Seabrook          Filed herewith
            Joint Owners issued April 15, 2002.